EXHIBIT 3.2

Delaware

The first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "GO EZ CORPORATION", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF APRIL, A.D. 2015, AT 4:39 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

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State of Delaware Secretary of State Division o£Corporations Delivered 04:52PM 04/15/2015 FILED 04:39PM 04/15/2015 SRV 150515877 - 0871103 FILE

CERTIFICATE OF DESIGNATIONS

Go Ez Corporation

Preferred Stock Class:

Series E

CERTIFICATE OF DESIGNATION, SERIES E PREFERRED STOCK

1.1 DESIGNATION. Ten thousand (10,000) shares of Series E Preferred Stock, par value $0.0001 per share, are authorized pursuant to the Corporation's Certificate of Incorporation, as amended (the "Series E Preferred Stock" or "Series E Preferred Shares").

1.2 ISSUANCE AND PRICE.

(a) Shares of Series E Preferred Stock may only be issued to statutory officers, members of the Board of Directors and employees of, or consultants to the Corporation, or as determined by a unanimous vote of the Board of Directors (collectively, "Qualified Persons").

(b) Each share of Series E Preferred Stock has an issuance price of U.S. $100 (one hundred U.S. dollars). The issuance price may be changed at any time by a unanimous vote ofthe Board of Directors without an amendment to this Certificate of Designation. Consideration accepted as payment for Series E Preferred Shares shall include cash, and any other consideration as determined by a majority vote of the Board of Directors in a share issuance resolution at any meeting or action without meeting.

1.3 CONVERSION RIGHTS.

(a) Shares of Series E Preferred Stock shall have no conversion rights until thirty (30) days from the date of issuance, and then shall have conversion rights as specified in paragraph (b) below.

(b) Each share of Series E Preferred Stock may be converted at the sole election of the holder, at any time beginning one month from the date of its issuance, into shares of the Common Stock according to the following formula:

The price paid per share

divided by

10 times the par value of Common Stock

rounded to the nearest whole number of common shares

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Example:

Investor pays $100 for one share of Series E Preferred Stock.

The par value of Common Stock is $0.0001.

In this example, the number of shares of Common Stock issuable to the investor who converts the one share of Series E Preferred Stock is:

$100	=	100,000 common shares issuable
10 X $0.0001

(c) Following receipt by the Corporation's duly appointed transfer agent of a notice of conversion to Common Stock from the holder, together with the holder's stock certificate(s) evidencing the Series E Preferred Stock to be converted, the Corporation's transfer agent shall issue and deliver to such holder a certificate for the number of shares of Common Stock issuable to the holder pursuant to the holder's conversion in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued, if appropriate, with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred or sold unless it is so registered, or an exemption from registration is available. The shares of Common Stock shall be issued in the same name as the person who is the holder of the Series E Preferred Stock unless the holder assigns such shares to another person or entity and, in the opinion of counsel to the Corporation, such issuance to another person or entity can be made in compliance with applicable securities laws.

(d) All shares of Common Stock delivered upon conversion of the Series E Preferred Stock as provided herein shall be duly and validly issued and fully paid and nonassessable. Effective as of the conversion date, such converted shares of the Series E Preferred Stock shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(e) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series E Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to allow for such conversion.

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1.4 DIVIDENDS. The holders of the Series E Preferred Stock shall not be entitled to receive dividends.

1.5 VOTING RIGHTS. No voting rights attach to the Series E Preferred Stock, except as required by Delaware law, in which case each share shall have one (1)  vote.

1.6 LIQUIDATION RIGHTS. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series E Preferred Stock shall not receive any assets of the Corporation. Neither an acquisition by, nor a consolidation or merger of the Corporation with, another corporation- even if the Corporation is the non-surviving entity- nor a sale or transfer of all or part of the Corporation's  assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

1.7 CALL (REDEMPTION) PROVISION. Shares of Series E Preferred Stock are not callable (redeemable).

1.8 SENIORITY (RANK). For any purpose other than those specifically delineated in Sections 2.4 - 2.12 below, the Series E Preferred Stock Class shall have seniority, priority and rank over all other classes and series of stock except Series A, B, C and D Preferred Stock Class.

1.9 SEVERABILITY OF PROVISIONS.  Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

1.10 AMENDMENTS. The provisions of Series E Preferred Stock Class (Sections 1.1- 1.10 of this Certificate of Designations) may not be amended without the unanimous vote of the Board of Directors and a majority of the shares of the Series E Preferred Stock Class.

By: Abraham Dominguez Cinta, President

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Delaware

The first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF "GO EZ CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE FIFTEENTH DAY OF NOVEMBER, A.D. 2007, AT 9:44 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE FIFTEENTH DAY OF NOVEMBER, A.D. 2007, AT 9:52 O'CLOCK A.M.

CERTIFICATE OF CORRECTION, FILED THE TWENTY-SECOND DAY OF AUGUST, A.D. 2011, AT 1:09 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "E.R.C. ENERGY RECOVERY CORPORATION" TO "GO EZ CORPORATION", FILED THE SEVENTH DAY OF MAY, A.D. 2014, AT 12:15 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-THIRD DAY OF JULY, A.D. 2014, AT 11:58 O'CLOCK A.M.

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State of Delaware

Secretary of State

Division o£Corporations

Delivered 09:52AM 11/15/2007

FILED 09:44 AM 11/15/2007

SRV 071225739 - 0871103 FILE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

E.R.C. ENERGY RECOVERY CORPORATION

Pursuant  to  Sections  242  and  245  of  the  General  Corporation  Law  of  the  State  of Delaware, the undersigned directors of E.R.C. Energy Recovery Corporation, originally incorporated on the 19th day of April, 1979, under the name "Energy Recovery Corporation," do hereby adopt the following Amended and Restated Certificate of Incorporation:

ARTICLE I

Name

The name of this corporation is "E.R.C. Energy Recovery Corporation."

ARTICLE II

Registered Agent

The address of the corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, New Castle County, and the name of its registered agent at that address is Corporation Service Company.

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ARTICLE III

Duration

The duration of this corporation is perpetual.

ARTICLES IV

Purposes

The purpose or purposes for which this corporation is organized are to engage in any lawful act or activity for which corporations may be organized tmder the General Corporation Law of the State of Delaware.

ARTICLE V

Stock

The aggregate number of shares that the corporation shall have authority to issue is 110,000,000 shares, divided into two classes, 100,000,000 shares of common stock of one mill ($0.001) par value  and I 0,000,000 shares of preferred stock of one mill ($0.001) par value.  The Board of Directors has the right to set the series, classes, rights, privileges and preferences of the preferred or any class or series thereof, by amendment hereto, without shareholder approval, as provided in the General Corporation Law of the State of Delaware or as hereafter amended.

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ARTICLE VI

Board Amendments

The Board of Directors, without the approval of the shareholders, may amend the Articles of Incorporation  to change the name of the corporation  to any name that conforms  with any business or industry that the Board of Directors determines that the corporation should engage in or which conforms with the name or names of any properties, businesses or companies acquired by  the corporation. This  provision shall  not otherwise  limit  the  authority  of  the  Board  of Directors to amend the Articles  of Incorporation in any manner that is provided in the General Corporation Law of the State of Delaware, currently or as hereafter amended.

ARTICLE VII

Shareholder Rights

The authmized and treasury stock of this corporation may be issued at such time, upon such tenns and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of  stock of  this corporation; nor shall shareholders be entitled to vote cumulatively in the election of directors of the corporation or for any other purpose.

ARTICLE VIII

Common Directors - Transactions Between Corporations

No contract or other transaction between this corporation and one (1) or more of its directors or any other corporation, firm, association or entity in which one (1) or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director if (a) the fact of such relationship or interest is disclosed or known to the Board of Directors and they authorize, approve or ratify such contract or transaction by vote or written consent; or (b) the contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be cotmted in determining the presence of a quomm at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies any such contract or transaction.

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ARTICLE IX

INDEMNIFICATION

The corporation shall, to the fullest extent pennitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnity any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters refened to in or covered by said law, and the indenmification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE X

RECAPITALIZATIONS AFFECTING OUTSTANDING SECURITIES

The Board of Directors, without the consent of shareholders, may adopt any recapitalization affecting the outstanding securities of the corporation by effecting a forward or reverse split of all of the outstanding secmities of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not require any change in the Articles of Incorporation of the corporation.

The foregoing amendments to the Articles of Incorporation of E.R.C. Energy Recovery Corporation were duly adopted by the Board of Directors and Majority Stockholder of the corporation by the execution of an Action by Unanimous Consent of the Board of Directors and Majority Stockholder on October 31, 2007. The number of shares voted for such amendment was 275,000, or 58.1% of the 472,574 shares outstanding with none opposing and none abstaining.

IN WITNESS WHEREOF, the duly authorized officers of the corporation have signed these Amended and Restated Articles of Incorporation under penalty of perjury, on the dates indicated below.

Date: 10/31/07	David C Merrell, President.

Date: 10/31/07	Michael C. Brown, Secretary/Treasurer

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State of Delaware

Secretary of State

Division o£Corporations

Delivered 09:52AM 11/15/2007

FILED 09:52AM 11/15/2007

SRV 071225745 - 0871103 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

E.R.C. ENERGY RECOVERY CORPORATlON

E.R.C. Energy Recovery Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is E.R..C. Energy Recovery Corporation

SECOND: The following amendments were adopted by the Board of Directors and majority stockholder of the corporation by the execution of an action by Unanimous Consent of the Board of Directors and Majority Stockholder on October 31, 2007, in the manner prescribed by Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

RESOLVED, that the Company effect a reverse split of its outstanding common stock on the basis of one share for 150 shares, with an fractional shares to be rounded up to the nearest whole share and with no stockholder to be reduced to 1ess then one share and that the reverse split be reflected on a per stockholder of record basis;

FURTHER, RESOLVED, that based upon the stockholdings of the stockholders of the Company immediately following and subject to the effectiveness of the reverse split, the Company then effect a 100 shares for one share dividend on the then outstanding shares and that the distribution of such dividend be accomplished by a mandatory exchange of ccrtificates;

FURTHER, RESOLVED, that the reverse split and dividend be deemed a Recapitalization of the Company's outstanding securities, to be effectuated simultaneously, to save time and expense.

THIRD: This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

FOURTH: The Recapitalization reduces the 472,574 shares outstanding to 315,049, and decreases the stated capital from $472.57 to $315.05.

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IN WITNESS WHEREOF, E.R.C. Energy Recovery Corporation has caused this Certificate to be signed by David C.Merrell, its President. and attested by Michael C. Brown, its Secretary, this 31st day of October, 2007.

E.R.C. ENERGY RECOVERY CORPORATION

	By:	/s/ David C.Merrell
David C.Merrell
President
Attest:

/s/ Michael C. Brown
Michael C. Brown
Secretary

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Certificate of Correction

of

E.R.C. Energy Recovery Corporation

E.R.C. Energy Recovery Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the Corporation is: E.R.C. Energy Recovery Corporation.

2. A Certificate of Amendment of the Corporation (the "Certificate") was filed with the Secretary of State ofthe State of Delaware on July 18, 1997.  The Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware because it contains an inaccurate description of how the amendments were adopted and there is an error in the calculation of the reduction in the capital accounts of the Corporation resulting from the amendments because of an inaccuracy in the number of outstanding shares indicated in the Certificate.

3. The inaccuracy or defect in the Certificate is in the SECOND and FOURTH paragraphs there at which read as follows:

SECOND: The following amendments were first adopted by the Board of Directors and then adopted by the stockholders of the Corporation at a special meeting of such stockholders held on the 6th day of January, 1997, in the manner prescribed by Sections 141 and 242, respectively, of the General. Corporation Law of Delaware.

FOURTH: These amendments do reduce the 9,932,975 common shares outstanding to 24,832 common shares, and decrease the stated capital from $99.329 to $24.83.

4. The SECOND and FOURTH paragraphs of the Certificate are corrected to read as follows:

SECOND: The following amendments were first adopted by written consent of stockholders who owned a majority of the outstanding voting securities of the Corporation, who duly delivered their respective written and dated consents to the Corporation following solicitation by management of the Corporation in the 60 day period commencing January 13, 1997, and then were adopted by the Board of Directors by unanimous written consent on July 17, 1997, in the manner prescribed by Sections 228, 141 and 242, respectively, of the General Corporation Law of Delaware.

FOURTH: These amendments do reduce the 8,932,975 common shares outstanding to 22,574 common shares, and decrease the stated capital from $89,330 to $22.57.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed by its President, David C. Merrell, and attested to by its Secretary, Michael C. Brown, on this 16th day of August, 2011.

E.R.C. ENERGY RECOVERY CORPORATION

	By:	/s/ David C. Merrell
David C. Merrell, President
Attest:
/s/ Michael C. Brown
Michael C. Brown, Secretary

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STATE OF DELAWARE CERTIFICATE OF

AMENDMENT OF CERTIFICATE OF

INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:  That at a meeting of the Board of Directors of

E.R.C. ENERGY RECOVERY CORPORATION

RESOLVED, that the Certificate oflncorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

First, that the name of the Company shall be changed from E.R.C. Energy Recovery Corporation to Go Ez Corporation.

FURTHER RESOLVED, that the Company authorizes to increase its authorized common stocks from 100,000,000 shares to 800,000,000 shares and the par value of its common stock from $0.001 to $0.0001.

FURTHER RESOLVED, that the Company has determined to increase its authorized preferred shares from 10,000,000 shares to 100,000,000 shares and the par value of its preferred shares from $0.001 to $0.0001.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 6th day of May, 2014.

By:
Authorized Officer
Title:	President
Name:	Abraham Cinta

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